xhibit 23.1

Consent of Independent Registered Public Accounting Firm

Kearny Bank Employees' Savings Plan
Fairfield, New Jersey
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-204449) of Kearny Bank Employees' Savings Plan of our report dated June 28, 2017, relating to the financial statements and supplemental schedule of Kearny Employees' Savings Plan which appear in this Form 11-K for the year ended December 31, 2016.

/s/ BDO USA, LLP

New York, New York
June 28, 2017